Exhibit 10.1

FORM OF STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made and entered into as of October 13, 2022, by and among Innovative International Acquisition Corp., a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to the closing of the Merger Agreement (as defined below)) (“SPAC”), Zoomcar, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s securities (each, an “Existing Securityholder” and, collectively, the “Existing Securityholders”). The Existing Securityholders and any person or entity who hereafter enters into a joinder to this Agreement substantially in the form of Exhibit A hereto are referred to herein, individually, as a “Securityholder” and collectively, as the “Securityholders.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, on the date hereof, SPAC, Innovative International Merger sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of SPAC (“Merger Sub”), Greg Moran, in the capacity as the Seller Representative, and the Company, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and as a wholly owned subsidiary of SPAC (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, (i) all of the issued and outstanding capital stock of the Company immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Company Stockholder to receive its Stockholder Pro Rata Share of the Stockholder Merger Consideration (with outstanding restricted shares of Company Common Stock being exchanged for the right to receive shares of Purchaser Common Stock subject to equivalent restrictions); (ii) outstanding Company Options shall be assumed by the Purchaser (with equitable adjustments to the number and exercise price of such assumed Company Options) with the result that such assumed Company Options shall be converted into the right to receive options exercisable into shares of Purchaser Common Stock; and (iii) outstanding Company Warrants shall be assumed by the Purchaser (with equitable adjustments to the number and exercise price of such assumed Company Warrants) with the result that such assumed Company Warrants shall be converted into the right to receive warrants exercisable into shares of Purchaser Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law;

WHEREAS, in connection with the Merger, each of the agreements set forth on Annex A will be terminated by the parties thereto (collectively, the “Financing Agreements”);

WHEREAS, each Securityholder agrees to enter into this Agreement with respect to all Company Securities (as defined below) that such Securityholder now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, each Securityholder is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number Company Securities as are set forth on Schedule A attached hereto opposite the name of such Securityholder;

WHEREAS, each of SPAC, the Company and each Securityholder has determined that it is in its best interests to enter into this Agreement;

WHEREAS, each Securityholder understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon such Securityholder’s execution and delivery of this Agreement; and

WHEREAS, following the date hereof, SPAC intends to file with the SEC a registration statement on Form S-4 in connection with the matters set forth in Section 5.14(a) of the Merger Agreement (the “Registration Statement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.               Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, the Sponsor shall be deemed to be an Affiliate of the SPAC prior to the Closing.

“Company Securities” means, collectively, the Company Stock, the Company Options, the Zoomcar India Stock and any other Company Convertible Securities outstanding immediately prior to the Effective Time, whether now owned or hereafter acquired by any Securityholder hereto.

“Expiration Time” means the earlier to occur of (a) the Effective Time, (b) such date as the Merger Agreement shall be validly terminated and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Transfer” means, with respect to any security, any direct or indirect sale, assignment, tender, exchange, pledge, hypothecation, disposition, loan, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant, or placement in trust or other transfer of such security (including by operation of law), or any right, title, or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, or entry into any agreement, arrangement, or understanding, whether or not in writing, to effect any of the foregoing, excluding (a) entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and (b) the exercise of any Company Options or Company Warrants in accordance with their terms.

2.               Agreement to Retain the Company Securities.

2.1            No Transfer of Company Securities. Until the Expiration Time, each Securityholder agrees not to, other than as expressly contemplated by the Merger Agreement (a) Transfer any Company Securities, (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement) (it being understood that the fact that certain Company Securities may already be subject to the Voting Agreement shall not be deemed a violation of this Section 2.1 or Section 3.1 below), (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Company Securities held by such Securityholder, (d) establish or increase a put position or liquidate or decrease a call or equivalent position with respect to any Company Securities held by such Securityholder, or (e) publicly announce any intention to effect any transaction specified in clauses (a), (b), (c) or (d); provided, that any Securityholder may Transfer any such Company Securities to any Affiliate of such Securityholder, or as a distribution to any Securityholder’s limited partners, members or stockholders, or if such Securityholder is a natural person, to immediate family or a trust for the benefit of immediate family for estate planning purposes, if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to each of SPAC and the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such Securityholder.

2.2            Additional Company Securities. Until the Expiration Time, each Securityholder agrees that any Company Securities that such Securityholder purchases or otherwise hereinafter acquires (including as a result of the exercise of any Company Option) or with respect to which such Securityholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by such Securityholder as of the date hereof.

2.3            Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3.               Agreement to Consent and Approve.

3.1            Hereafter until the Expiration Time, each Securityholder agrees that, except as otherwise agreed in writing with each of SPAC and the Company:

(a)             to exercise, comply with and fully perform all of its obligations set forth in Section 4 of the Voting Agreement related to drag-along rights (it being understood that for the purposes of this Section 3.1(b), the Merger shall be deemed to be a “Sale of the Company”); and

(b)             at the Closing, certain of such Securityholders shall execute and deliver the A&R Registration Rights Agreement;

Hereafter until the Expiration Time, and subject to Section 2 hereof, no Securityholder shall enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would prevent, materially restrict, materially limit or materially interfere with the performance of such Securityholder’s obligations hereunder or the consummation of the transactions contemplated hereby.

3.2            Hereafter until the Expiration Time, at any meeting of the stockholders of the Company, or at any postponement or adjournment thereof, called to seek the affirmative vote, consent or approval of the holders of the outstanding shares of Company Stock, and on every action or approval by written consent of the stockholders of the Company, each Securityholder shall (a) vote (or cause to be voted) all shares of Company Stock currently or hereinafter owned by such Securityholder (i) in favor of the adoption of the Merger Agreement, any amendments to the Company’s Organizational Documents, approval of the Private Financing, and the approval of the Transactions, (ii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the Transactions), (iii) against any proposal in opposition to approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the Transactions, and (iv) against any proposal, action or agreement that is not recommended by the Company Board and that would reasonably be expected to (A) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (B) result in, or contribute to, any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled, or (C) impede, frustrate, interfere with, delay, postpone or adversely affect the Transactions, and (b) not commit or agree to take any action inconsistent with the foregoing.

3.3            Hereafter until the Expiration Time, at any meeting of the stockholders of the Company or at any postponement or adjournment thereof or in any other circumstances upon which a Securityholder’s vote, consent or other approval (including by written consent) is sought, such Securityholder shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by such Securityholder against and withhold consent with respect to any Alternative Transaction (as defined in the Merger Agreement). No Securityholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4.               Additional Agreements.

4.1            Litigation. Each Securityholder agrees, absent a claim of fraud, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, Merger Sub, the Company or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement.

4.2            Waiver of Appraisal and Other Rights. Each Securityholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any appraisal rights and dissenters’ rights relating to the Transactions that such Securityholder may have by virtue of, or with respect to, any and all Company Securities owned (of record or beneficially) by such Securityholder (including without limitation those rights pursuant to Section 262 of the General Corporation Law of the State of Delaware and any other applicable appraisal or dissenters’ or similar rights). Each Securityholder hereby waives any requirement for notice with respect to the Transactions under each Financing Agreement.

4.3            Termination of Side Letter Agreements. Each Securityholder hereby agrees and consents to the termination of any transactions, contracts, side letters, arrangements or understandings between any Target Company, on the one hand, and such Securityholder, on the other hand, which grant or purport to grant any board observer or management rights, effective as of the Effective Time without any further liability or obligation to the Target Companies or SPAC.

4.4            Consent to Disclosure. Each Securityholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Authority or to securityholders of SPAC) of such Securityholder’s identity and beneficial ownership of Company Securities and the nature of such Securityholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement; provided that prior to disclosure of any such information with respect to a Securityholder, SPAC or the Company, as applicable, shall (to the extent practicable) provide such Securityholder with a reasonable opportunity to review and comment upon the disclosure of the information relating to such Securityholder in advance. Each Securityholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC), except for any information that is subject to attorney-client privilege (provided, that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege).

4.5            Confidentiality. Until the Expiration Time, each Securityholder will and will cause its controlled Affiliates to keep confidential and not disclose any non-public information relating to SPAC or the Company or any of their respective subsidiaries, including the existence or terms of, or transactions contemplated by, this Agreement, the Merger Agreement or the Ancillary Documents, except to the extent that such information (i) was, is or becomes generally available to the public after the date hereof other than as a result of a disclosure by such Securityholder in breach of this Section 4.5, (ii) is, was or becomes available to such Securityholder on a non-confidential basis from a source other than SPAC or the Company; provided that, to the knowledge of such Securityholder, such information is not subject to a legal, fiduciary or contractual obligation of confidentiality or secrecy to SPAC or the Company, or (iii) is or was independently developed by such Securityholder after the date hereof without use of, or reference to any non-public information of SPAC or the Company. Notwithstanding the foregoing, such information may be disclosed to the extent required to be disclosed in a judicial or administrative proceeding, or otherwise required to be disclosed by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which such disclosing party is subject), provided that such Securityholder gives SPAC or the Company, as applicable, prompt notice of such request(s) or requirement(s), to the extent practicable (and not prohibited by Law), so that SPAC or the Company may seek, at its expense, an appropriate protective order or similar relief (and such Securityholder shall reasonably cooperate with such efforts).

4.6            Additional Agreements. Until the Expiration Time, each Securityholder will take the actions set forth on Annex A to this Agreement.

5.               Representations and Warranties of the Securityholders. Each Securityholder hereby represents and warrants, severally and not jointly, to SPAC and the Company as follows:

5.1            Due Authority. Such Securityholder has the full power and authority to execute and deliver this Agreement and perform its obligations hereunder. If such Securityholder is an individual, the signature to this agreement is genuine and such Securityholder has legal competence and capacity to execute the same. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming due execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except as limited by applicable Enforceability Exceptions.

5.2            Ownership of the Company Securities. As of the date hereof, such Securityholder is the beneficial or record owner of the Company Securities set forth opposite such Securityholder’s name on Schedule A and has good and marketable title to such Company Securities, free and clear of any and all Liens, options, rights of first refusal and limitations on such Securityholder’s voting rights, other than transfer restrictions under applicable securities laws or the certificate of incorporation or bylaws or any equivalent organizational documents of the Company, as applicable, and restrictions set forth in the Financing Agreements. Such Securityholder has sole voting power (including the right to control such vote as contemplated herein), power of disposition and power to issue instructions with respect to all Company Securities currently owned by such Securityholder, and the power to agree to all of the matters applicable to such Securityholder set forth in this Agreement. As of the date hereof, such Securityholder does not own any Company Securities other than the Company Securities set forth opposite such Securityholder’s name on Schedule A. As of the date hereof, such Securityholder does not own any rights to purchase or acquire any Company Securities, except for the Company Options and Company Warrants set forth opposite such Securityholder’s name on Schedule A.

5.3            No Conflict; Consents.

(a)             The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of the obligations under this Agreement and the compliance by such Securityholder with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Securityholder, (ii) if such Securityholder is an entity, conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or such Securityholder, or (iii) result in any breach of, or constitute a default (or an event, which with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Securities owned by such Securityholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Securityholder is a party or by which such Securityholder is bound, except, in the case of clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)             The execution and delivery of this Agreement by such Securityholder does not, and the performance of this Agreement by such Securityholder will not, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Authority or any other Person with respect to such Securityholder, other than those set forth as conditions to closing in the Merger Agreement.

5.4            Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Securityholder after reasonable inquiry, threatened against such Securityholder that would reasonably be expected to materially impair the ability of such Securityholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5            Absence of Other Voting Agreement. Such Securityholder has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Securities owned by such Securityholder (other than as contemplated by this Agreement and the Voting Agreement), (ii) granted any proxy, consent or power of attorney with respect to any Company Securities owned by such Securityholder (other than as contemplated by this Agreement and the Voting Agreement) or (iii) entered into any agreement, arrangement or understanding that would prohibit or prevent it from satisfying or would materially interfere with, or is otherwise materially inconsistent with, its obligations pursuant to this Agreement.

5.6            Adequate Information. Such Securityholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Securityholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Securityholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Securityholder acknowledges that the agreements contained herein with respect to the Company Securities held by such Securityholder are irrevocable.

6.               Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any Securityholder or designee of any Securityholder from serving on the board of directors of the Company or from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company. Each Securityholder is entering into this Agreement solely in its capacity as the owner of such Securityholder’s Company Securities.

7.               Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, none of the parties hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement prior to its termination.

8.               No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Securityholder’s Company Securities. All rights, ownership and economic benefits of and relating to each Securityholder’s Company Securities shall remain fully vested in and belong to such Securityholder, and SPAC shall have no authority to direct any Securityholder in the voting or disposition of any of Company Securities except as otherwise provided herein.

9.               Exclusivity.

9.1            From the date of this Agreement and ending on the earlier of the Closing and the valid termination of the Merger Agreement, no Securityholder shall, and each Securityholder shall cause its Representatives acting on its behalf not to, directly or indirectly, enter into an Alternative Transaction, (2) amend or grant any waiver or release under any standstill or similar agreement to which such Securityholder is a party with respect to any class of equity securities of any of the Target Companies in connection with any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, (3) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (4) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, (5) commence, continue or renew any due diligence investigation regarding any Alternative Transaction, or (6) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action. Each Securityholder shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction.

9.2            From the date of this Agreement and ending on the earlier of the Closing and the valid termination of the Merger Agreement, each Securityholder shall notify the Company and SPAC promptly in writing after receipt by such Securityholder or any of its Representatives of any inquiry or proposal with respect to an Alternative Transaction, any inquiry that would reasonably be expected to lead to an Alternative Transaction or any request for non-public information relating to any of the Target Companies or for access to the business, properties, assets, personnel, books or records of any of the Target Companies by any third party, in each case that is related to or that would reasonably be expected to lead to an Alternative Transaction. In such notice, such Securityholder shall identify the third party making any such inquiry, proposal, indication or request with respect to an Alternative Transaction and provide the details of the material terms and conditions of any such inquiry, proposal, indication or request.

10.            Miscellaneous.

10.1         Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

10.2         Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3         Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, except with respect to a Transfer completed in accordance with Section 2.1. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4         Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by (i) SPAC, (ii) the Company and (iii) Securityholders constituting more than 50% of the total number of Securityholders who have executed this Agreement (or a form of agreement substantially similar to this Agreement).

10.5         Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement.

10.6         Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)	if to SPAC, to:

Innovative International Acquisition Corp.
24681 La Plaza Ste 300

Dana Point, CA 92629

Attn: Madan Menon

Telephone No.: (708) 307-6093

Email: madan@innovativeacquisitioncorp.com

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Ari Edelman, Esq.

Attention: Sunyi Snow, Esq.

Telephone No.: (212) 547-5372

Email:         aedelman@mwe.com

Email:         ssnow@mwe.com

(ii)	if to the Company, to:

Zoomcar, Inc.
40 Archer Drive

Bronxville, NY 10708

Attention: Gregory Moran

Telephone No.: (917) 693-2861

Email: Greg@zoomcar.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Stuart Neuhauser, Esq.

Attn: Meredith Laitner, Esq.

Telephone No.: (212) 370-1300

Email: sneuhauser@egsllp.com

Email: mlaitner@egsllp.com

(iii)	if to a Securityholder, to the address for notice set forth opposite such Securityholder’s name on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105

Attn: Stuart Neuhauser, Esq.

Attn: Meredith Laitner, Esq.

Telephone No.: (212) 370-1300

Email: sneuhauser@egsllp.com

Email: mlaitner@egsllp.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

10.7         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Court of Chancery; provided, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.8         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9         Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10     Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.11     Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12     Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document. Each Securityholder acknowledges that Ellenoff Grossman & Schole LLP is acting as counsel to the Company in connection with the Merger Agreement and the Transactions, and that such firm is not acting as counsel to any Securityholder.

10.13     Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

10.14     Further Assurances. At the reasonable request of SPAC or the Company, in the case of any Securityholder, or at the reasonable request of the Securityholders, in the case of SPAC or the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement; provided, that for the avoidance of doubt, any restrictive covenant agreements, non-interference, release or other similar instruments (or instruments containing any such similar obligations) shall be entered into only at the applicable Securityholder’s sole discretion.

10.15     Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.16     Several Liability. The liability of any Securityholder hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Securityholder be liable for any other Securityholder’s breach of such other Securityholder’s representations, warranties, covenants, or agreements contained in this Agreement, other than such Securityholder’s Affiliates or any person to whom such Securityholder Transfers any Company Securities in accordance with Section 2.

10.17     No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

10.18     Claims Against Trust Account. The provisions set forth in Section 8.1 of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

[Signature pages follow.]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:
Name:
Title:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

ZOOMCAR, INC.

By:
Name:
Title:

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

[SECURITYHOLDER]

By:
Name:
Title:

Schedule A1

1 The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

EXHIBIT A

JOINDER

Reference is hereby made to that certain Stockholder Support Agreement, dated as of [ ], 2022, by and among (i) Innovative International Acquisition Corp., a Cayman Islands exempted company (“SPAC”), (ii) Zoomcar, Inc., a Delaware corporation, and (iii) the Securityholders (as defined therein) (as amended from time to time, the “Stockholder Support Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stockholder Support Agreement.

The undersigned agrees that this joinder to the Stockholder Support Agreement is being executed and delivered in favor of, and to, SPAC for good and valuable consideration.

The undersigned hereby agrees to and does become party to the Stockholder Support Agreement as a Securityholder. This joinder shall serve as a counterpart signature page to the Stockholder Support Agreement and by executing below, the undersigned is deemed to have executed the Stockholder Support Agreement with the same force and effect as if originally named a party thereto.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has duly executed this joinder to the Stockholder Support Agreement.

[NEW SECURITYHOLDER PARTY]

By:
Name:
Title:
Date:

ANNEX A

Agreements to be Terminated in connection with the Closing:

1)	Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 17, 2021 (the “ROFR Agreement”).

2)	Seventh Amended and Restated Voting Agreement dated August 17, 2021 (the “Voting Agreement”).

3)	Seventh Amended and Restated Investors’ Rights Agreement dated August 17, 2021 (the “Investors’ Rights Agreement”).

Actions to be taken by Securityholder:

1)	Termination of Financing Agreements
2)	Amendment to the Company’s Organizational Documents to provide for, among other items, the conversion of all shares of Company Preferred Stock into Company Common Stock.